Exhibit 10.2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is dated as of May 3, 2020, by and among each stockholder of the Company set forth on Schedule A hereto (each, a “Stockholder”) and KLX Energy Services Holdings, Inc., a Delaware corporation (“Krypton”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Quintana Energy Services Inc., a Delaware corporation (the “Company”), Krypton, Krypton Intermediate, LLC, a Delaware limited liability company and a wholly owned subsidiary of Krypton, and Krypton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Krypton (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented the “Merger Agreement”), providing that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will be merged with Merger Sub (the “Merger”), and each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

WHEREAS, each Stockholder beneficially owns such number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (collectively, such shares of Company Common Stock are referred to herein as the “Subject Shares”);

WHEREAS, as a condition of Krypton to enter into the Merger Agreement, Krypton has required that the Stockholders enter into this Agreement;

WHEREAS, the Company has requested that the Stockholders enter into this Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Stockholders, and the form and substance of this Agreement, have been approved by the Board of Directors of the Company.

NOW, THEREFORE, to induce Krypton to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein and therein, the parties, intending to be legally bound hereby, agree as follows:

1.           Representations and Warranties of each Stockholder. Each Stockholder hereby represents and warrants to Krypton, severally and not jointly, as of the date hereof as follows:

(a)               Due Organization; Qualification. If such Stockholder is an entity, such Stockholder is a duly formed or incorporated under the laws of its jurisdiction of formation or incorporation and is validly existing and in good standing under the laws thereof.

(b)               Authority; No Violation. If such Stockholder is an entity, such Stockholder has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If such Stockholder is an entity, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly approved by all requisite corporate, limited liability company or limited partnership action (as applicable) and no other organizational proceedings on the part of such Stockholder are necessary to approve this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Krypton) this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought. Neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (x) if such Stockholder is an entity, violate any provision of the governing documents of such Stockholder, (y) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Stockholder, or any of its properties or assets, or (z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, claim, mortgage, encumbrance, pledge, deed of trust, security interest, equity or charge of any kind (each, a “Lien”) upon any of the Subject Shares pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets (including the Subject Shares) may be bound or affected.

2

(c)               The Subject Shares. Such Stockholder is the beneficial owner of and (together with its Affiliates) has the sole right to vote and dispose of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any Liens whatsoever, except for any Liens which arise hereunder, and except as disclosed in any Schedule 13D filed by such Stockholder prior to the date hereof. None of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement. Without limiting the generality of the foregoing, there are no options, warrants, agreements, commitments or arrangements of any kind, contingent or otherwise, obligating such Stockholder to sell, transfer (including by tendering into any tender or exchange offer), assign, grant a participation interest in, option, pledge, hypothecate or otherwise dispose of or encumber, including by operation of law or otherwise (each, a “Transfer”), or cause to be Transferred, any of the Subject Shares, other than a Transfer, such as a hedging or derivative transaction, with respect to which such Stockholder retains its Subject Shares and the sole right to vote, dispose of and exercise dissenters' rights with respect to its Subject Shares during the Applicable Period, and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. Other than the Subject Shares, such Stockholder does not beneficially own any equity interests or other equity-based securities in the Company or any of its Subsidiaries.

(d)               Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation (whether judicial, arbitral, administrative, or other) pending, or to the knowledge of such Stockholder, threatened against such Stockholder, or any property or asset of such Stockholder, that could reasonably be expected to materially impair or materially affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to delay or prevent the consummation of the transactions contemplated by this Agreement on a timely basis.

(e)               No Consents Required. No consent, approval, or authorization of, or registration, declaration or filing with, any Person or Governmental Authority is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement and except for any applicable requirements and filings with the SEC, if any, under the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement in any material respect.

3

(f)                Reliance. Such Stockholder understands and acknowledges that Krypton is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(g)               Stockholder Has Adequate Information. Such Stockholder is a sophisticated seller with respect to the Subject Shares and has adequate information concerning the business and financial condition of Krypton to make an informed decision regarding the Merger and the transactions contemplated thereby and has independently and without reliance upon Krypton and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that Krypton has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Notwithstanding the foregoing, and for the elimination of doubt, Stockholder is not waiving and is expressly preserving any claims that might arise in connection with the Registration Statement contemplated to be filed in connection with the Merger.

2.            Representations and Warranties of Krypton. Krypton hereby represents and warrants to each Stockholder as of the date hereof as follows:

(a)               Due Organization. Krypton is a corporation duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws thereof.

(b)               Authority; No Violation. Krypton has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Krypton and no other corporate proceedings on the part of Krypton are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by Krypton and (assuming due authorization, execution and delivery by the Stockholder) this Agreement constitutes a valid and binding obligation of Krypton, enforceable against Krypton in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought. Neither the execution and delivery of this Agreement by Krypton, nor the consummation by Krypton of the transactions contemplated hereby, nor compliance by Krypton with any of the terms or provisions hereof, will (x) violate any provision of the governing documents of Krypton or the certificate of incorporation, by-laws or similar governing documents of any of Krypton’s Subsidiaries, (y) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Krypton or any of Krypton’s Subsidiaries, or any of their respective properties or assets, or (z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Krypton or any of Krypton’s Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Krypton or any of Krypton’s Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

4

3.            Covenants of Each Stockholder. Each Stockholder, severally and not jointly, agrees as follows; provided that all of the following covenants shall apply solely to actions taken by such Stockholder in its capacity as a stockholder of the Company:

(a)               Agreement to Vote Subject Shares. During the Applicable Period (as defined below), at any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstance upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, such Stockholder shall, and shall cause any holder of record of its Subject Shares on any applicable record date to, vote or, if stockholders are requested to vote their shares through the execution of an action by written consent in lieu of such meeting of stockholders of the Company, execute a written consent or consents with respect to all of its Subject Shares: (i) in favor of adoption of the Merger Agreement and approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the Merger and (ii) against (1) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries or any Company Acquisition Proposal, and (2) any amendment of the Company’s certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to, in any manner, delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any outstanding class of capital stock of the Company. During the Applicable Period, such Stockholder shall retain at all times the right to vote all of its Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 3(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally. During the Applicable Period, in the event that any meeting of the stockholders of the Company is held, such Stockholder shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum. During the Applicable Period, such Stockholder further agrees not to commit or agree, and to cause any record holder of its Subject Shares not to commit or agree, to take any action inconsistent with the foregoing during the Applicable Period. “Applicable Period” means the period from and including the date of this Agreement to and including the date of the termination of this Agreement pursuant to Section 5 hereof.

5

(b)               No Transfers. Except as provided in the second to last sentence of this Section 3(b), such Stockholder agrees not to, and to cause any record holder of its Subject Shares, not to, in any such case directly or indirectly, during the Applicable Period (i) Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of its Subject Shares (or any interest therein) to any Person, other than the exchange of its Subject Shares for Merger Consideration in accordance with the Merger Agreement or (ii) grant any proxies, or deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares, other than pursuant to this Agreement. Subject to the second to last sentence of this Section 3(b), such Stockholder further agrees not to commit or agree to take, and to cause any record holder of any of its Subject Shares not to commit or agree to take, any of the foregoing actions during the Applicable Period. Any attempted Transfer by such Stockholder of its Subject Shares (or of any interest therein) in violation of this Section 3(b) shall be null and void. Notwithstanding the foregoing, such Stockholder shall have the right to (a) Transfer its Subject Shares to an Affiliate if and only if such Affiliate shall have agreed in writing, in a manner acceptable in form and substance to Krypton, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement, and (ii) to be bound by this Agreement as if it were “the Stockholder” for all purposes of this Agreement; provided, however, that no such Transfer shall relieve such Stockholder from its obligations under this Agreement with respect to any Subject Shares or (b) Transfer its Subject Shares in a transaction, such as a hedging or derivative transaction, with respect to which such Stockholder retains its Subject Shares and the sole right to vote, exercise dissenters' rights with respect to and dispose of its Subject Shares during the Applicable Period, provided that no such transaction shall (x) in any way limit any of the obligations of such Stockholder under this Agreement, or (y) have any adverse effect on the ability of the Stockholder to perform its obligations under this Agreement.

6

(c)               Waiver of Dissenters’ Rights and Certain Other Actions. Each Stockholder hereby waives, and agrees not to exercise or assert, if applicable, and to cause any record holder of any of its Subject Shares to waive and not to exercise or assert, if applicable, any appraisal rights under Section 262 of the DGCL in connection with the Merger. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action, derivative or otherwise, against Krypton, Merger Sub, the Company, or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Board of Directors of the Company or Krypton in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby; provided, however, that nothing set forth herein shall apply to any claim for fraud.

(d)               Adjustment to Subject Shares; Acquisitions. In case of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, stock split or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Each Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock of the Company or other equity of the Company that such Stockholder purchases or otherwise acquires or with respect to which such Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement (the "New Shares") and prior to the termination of this Agreement pursuant to Section 5, shall be subject to the terms and conditions of this Agreement to the same extent as if the New Shares had been Subject Shares as of the date of this Agreement.

7

(e)               Irrevocable Proxy. Each Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares. Each Stockholder hereby irrevocably appoints Krypton as attorney-in-fact and proxy for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to: (i) attend any and all meetings of stockholders of the Company, (ii) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 3(a) at any and all meetings of stockholders of the Company or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 3(a), all written consents with respect to the Subject Shares at any and all meetings of stockholders of the Company or in connection with any action sought to be taken by written consent of stockholders of the Company without a meeting. Krypton agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Without limiting the generality of the foregoing, Krypton may not exercise the proxy granted herein on any other matter. Each Stockholder may vote its Subject Shares on all other matters. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 5. Each Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Company. Each Stockholder hereby affirms that the proxy set forth in this Section 3(e) is given in connection with and granted in consideration of and as an inducement to Krypton to enter into the Merger Agreement and this Agreement and that such proxy is given to secure the obligations of such Stockholder under Section 3(a). The proxy set forth in this Section 3(e) is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 5. With respect to any Subject Shares that are owned beneficially by a Stockholder but are not held of record by such Stockholder (other than shares beneficially owned by such Stockholder that are held in the name of a bank, broker or nominee), such Stockholder shall use reasonable efforts to take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 3(e) with respect to such Subject Shares.

(f)                Non-Solicitation. Each Stockholder agrees that it will not knowingly take any action that the Company is prohibited from taking pursuant to Section 5.4 (Non-Solicitation by the Company) of the Merger Agreement.

4.            Assignment; No Third Party Beneficiaries. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

8

5.             Termination. This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the date of any modification, waiver or amendment to the Merger Agreement effected without such Stockholder’s consent that decreases the amount or changes the form of consideration to be paid by Krypton pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement; (d) the mutual written consent of the parties hereto; (e) the Outside Date; and (f) the occurrence of a Company Change of Recommendation pursuant to Section 5.4(f) of the Merger Agreement. In the event of termination of this Agreement pursuant to this Section 5, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, that no such termination shall relieve any party from liability for any breach hereof prior to such termination.

6.            General Provisions.

(a)            Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b)            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, electronically (which is confirmed), telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

9

(i)               If to the Stockholders, to:

c/o Quintana Energy Services Inc.

1415 Louisiana Street

Suite 2900

Houston, TX 77002

Facsimile: (713) 751-7520

Attention:Max Bouthillette

Email: maxb@qesinc.com

(ii)              If to Krypton, to:

KLX Energy Services Holdings, Inc.

1300 Corporate Center Way

Wellington, FL 33414

Facsimile: (561) 791-5479

Attention: Jonathan Mann

Email: Jonathan.Mann@KLXEnergy.com

With copies (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Facsimile: (212) 277-4001

Attention:	Valerie Ford Jacob, Esq.

Paul K. Humphreys, Esq.

Email:	Valerie.Jacob@freshfields.com

Paul.Humphreys@freshfields.com

(c)              Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 3, 2020.

10

(d)             Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

(e)              Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(f)              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof or of any other jurisdiction.

(g)             Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party hereto in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

(h)             Waiver. Any provisions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(i)               Further Assurances. Each Stockholder will, from time to time, (i) at the request of Krypton take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable to carry out the intent and purposes of this Agreement and (ii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Krypton may reasonably request for the purpose of effectively carrying out the intent and purposes of this Agreement.

11

(j)               Publicity. Except as otherwise required by law (including securities laws and regulations) and the regulations of any national stock exchange, so long as this Agreement is in effect, the Stockholder shall not issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Merger Agreement, without the consent of Krypton, which consent shall not be unreasonably withheld.

(k)              Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

7.            Stockholder Capacity. Each Stockholder signs solely in its capacity as the beneficial owner of its Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, Affiliate or representative of such Stockholder who is or becomes an officer or a director of the Company in his or her capacity as an officer or director of the Company, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Each Stockholder signs individually solely on behalf of itself and not on behalf of any other Stockholder.

8.            Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages would not be a sufficient remedy of any such breach. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages. Notwithstanding the foregoing, Krypton and Merger Sub agree that with respect to any damage claim that might be brought against any Stockholder, any of its affiliates or the Company under this Agreement, and without regard to whether such claim sounds in contract, tort or any other legal or equitable theory of relief, that damages are limited to actual damages and expressly waive any right to recover special damages, including without limitation, lost profits as well as any punitive or exemplary damages. In the event of any litigation over the terms of this Agreement, the prevailing party in any such litigation shall be entitled to reasonable attorneys’ fees and costs incurred in connection with such litigation. The parties hereto further agree that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware) and any appellate court from any thereof. In addition, each of the parties hereto (a) consents that each party hereto irrevocably submits to the exclusive jurisdiction and venue of such courts listed in this Section 8 in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that each party hereto irrevocably waives the defense of an inconvenient forum and all other defenses to venue in any such court in any such action or proceeding, and (c) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

12

9.            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Krypton or any other Person any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. Subject to the restrictions and requirements set forth in this Agreement, all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and this Agreement shall not confer any right, power or authority upon Krypton or any other Person to direct the Stockholder in the voting of any of the Subject Shares (except as otherwise specifically provided for herein).

[Remainder of the page intentionally left blank]

13

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Thomas P. Mc Caffroy
Name: Thomas P. Mc Caffroy
Title: CEO, CFO and President

[Signature Page to Support Agreement]

ARCHER HOLDCO LLC

By:	/s/ Adam Todd
Name: Adam Todd
Title: General counsel

GEVERAN INVESTMENTS LIMITED

By:	/s/ Spyros Episkopou
Name: Spyros Episkopou
Title: Director

FAMATOWN FINANCE LIMITED

By:	/s/ Spyros Episkopon
Name: Spyros Episkopon
Title: Director

ROBERTSON QES INVESTMENT LLC

By:	/s/ Corbin J. Robertson, Jr.
Name: Corbin J. Robertson, Jr.
Title: Manager

QUINTANA ENERGY PARTNERS—QES HOLDINGS, L.L.C.

By:	Quintana Energy Partners, L.P., its managing member

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Corbin J. Robertson, Jr.
Name: Corbin J. Robertson, Jr.
Title: Managing Partner

QUINTANA ENERGY FUND—TE, L.P.

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Corbin J. Robertson, Jr.
Name: Corbin J. Robertson, Jr.
Title: Managing Partner

QUINTANA ENERGY FUND-FI, LP

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Corbin J. Robertson, Jr.
Name: Corbin J. Robertson, Jr.
Title: Managing Partner

Signature Page to Registration Agreement